Exhibit 10(b)


October 29, 1999


WWW Trust
131 Prosperous Place - Suite 17
Lexington, Kentucky   40509

Gentlemen:

We consent to the incorporation by reference of our opinion dated July 10, 1996 in Post-Effective Amendment No. 6 to the Registration Statement of WWW Trust.

/s/ Benesch, Friedlander, Coplan & Aronoff LLP
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Benesch, Friedlander, Coplan & Aronoff LLP